Exhibit 10.18

CONFIDENTIAL TREATMENT REQUESTED

FIRST AMENDED AND RESTATED

GROWER’S DISTRIBUTOR AGREEMENT

THIS FIRST AMENDED AND RESTATED GROWER’S DISTRIBUTOR AGREEMENT (the “Agreement”) is made and entered into as of the          day of March, 2016 by and between EWSD I, LLC, a Delaware limited liability company (“EWSD”) and Whole Hemp Company, LLC, a Colorado limited liability company (“Whole Hemp”) (EWSD and Whole Hemp are referred to herein collectively as the “Parties” and individually as a “Party”), with reference to the following facts:

RECITALS

A. Whole Hemp, directly or through affiliates, grows hemp and cannabis crops for processing into cannabidiol oil (“CBD Oil”).

B. Pursuant to this Agreement, the parties desire to amend and restate that certain Grower’s Agent Agreement dated December 18, 2015 to (i) substitute EWSD as a party in the place of Notis Global, Inc. (formerly known as Medbox, Inc.), (ii) change the nature of the relationship of EWSD to Whole Hemp from that of an agent to that of a distributor, and (iii) to make certain other changes as set forth herein.

C. Whole Hemp is also entering into a First Amended and Restated Farming Agreement (“Farming Agreement”) with an affiliate of EWSD for purposes of growing certain hemp crops.

D. CBD Oil is a complex product that is part of a rapidly emerging industry. Customers require considerable expertise and consulting in the purchasing decision. Whole Hemp is contracting with EWSD to not only secure new wholesale customers ( “Customers”) but also to provide technical expertise to the wholesale customers as they prepare orders and product specifications. Accordingly, Whole Hemp desires and EWSD agrees to act on behalf of Whole Hemp in the marketing, negotiation and sale of CBD Oil (the “Product”), and such services that are further described below in this Agreement.

NOW, THEREFORE, the Parties agree as follows:

1. AUTHORITY GRANTED. On the terms and conditions contained in this Agreement, Whole Hemp hereby authorizes EWSD to act as Whole Hemp’s distributor for the purpose of marketing, arranging for sale and selling the Product, in accordance with the terms of this Agreement.

1.1 [Omitted].

1.2 Authorization as Distributor for the Term.

(a) EWSD is authorized, for the Term, to act as Whole hemp’s distributor to sell Product at a minimum price of [*] per milligram of Product (“Minimum Price”), subject to the provisions of Section 1.4 and on the terms and conditions set forth herein.

[*] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

(b) The Parties mutually agree on a sales target of one hundred (100) kilograms of Product per month, but that EWSD shall have the right to sell more or less than the targeted quantity. If Whole Hemp’s costs of goods sold declines by at least twenty percent (20%) during any Crop Season, then the Minimum Price shall be reduced, effective for the immediately following Crop Season, by a percentage equal to the average percentage decline in costs of goods sold for the prior Crop Season. The Parties will meet and confer within forty five (45) days following each Crop Season to confirm the amount of the adjustment, if any. Prior to the meeting, Whole Hemp shall provide to EWSD financial statements, or other financial information reasonably acceptable to EWSD, for purpose of determining the adjustment to the Minimum Price, if any

(c) For the absence of doubt, if a transaction is proposed at less than the Minimum Price, the “meet or release” provisions of Section 1.4 will permit the Parties to either decline the sale or accept a sale at less than the Minimum Price.

1.3 Limited Exclusivity. EWSD’ authority to act as a distributor under this Agreement shall be on a non-exclusive basis; provided, however, EWSD shall have during the Term the exclusive right to market and sell to Customers or potential Customers listed on Exhibit A hereto, including as that Exhibit may be amended by the mutual agreement of the Parties from time to time.

1.4 Meet or Release. Except as set forth in this Section 1.4, EWSD may not sell Product of or for any grower, distributor or manufacturer of Product other than Whole Hemp. If EWSD identifies a potential purchaser of Product that is willing to purchase Product at less than the Minimum Price, EWSD must inform Whole Hemp of said potential purchaser, the proposed sale price, and the volume of Product the potential purchaser desires to purchase and, within three business days of such notice, if Whole Hemp has not authorized EWSD to sell Product to the potential purchaser at the proposed price, then EWSD shall have the right to procure Product from someone other than Whole Hemp to sell to the potential purchaser the requested amount of Product at the proposed price. Authorization by Whole Hemp to sell a certain volume of Product of another grower, distributor or manufacturer to a particular potential purchaser at a particular price will not be deemed authorization to sell any additional Product of another grower, distributor or manufacturer to the same or any other potential purchaser. Notwithstanding the foregoing, if Notis or any of its subsidiaries desires to utilize any farming facilities either now or hereafter owned or controlled by Notis or any subsidiary to grow crops to produce the Product (including, without limitation, growing crops to produce the Product on EWSD’s property subject to the Farming Agreement) and/ or sell any Product, or otherwise has an opportunity to sell Product on behalf of one or more third parties, Notis shall first give written notice to Whole Hemp of its intent to engage in a proposed transaction or activity otherwise limited by this Agreement. Notis and Whole Hemp shall then negotiate in good faith for purposes of allowing Whole Hemp to participate in the proposed transaction or activity on mutually acceptable terms. If the Parties are unable to reach a mutually acceptable written agreement with respect to the proposed transaction or activity, Notis or its affiliates may pursue the proposed transaction or activity free from any restriction under this Agreement.

2. TERM. This Agreement shall be effective on the date hereof, and shall continue for a term of 10 crop seasons (the “Initial Term”, where each crop season is denoted as the

[*] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

period beginning on October 1 of each year, and ending on September 30 of the following year (each, a “Crop Season”). The first Crop Season commences on October 1, 2015. Either Party may extend the Initial Term for another 5 Crop Seasons by written agreement to the other Party at least 180 days prior to the end of the Initial Term (“First Extended Term”), and either Party may extend the First Extended Term for another 5 Crop Seasons by written agreement to the other Party at least 180 days prior to the end of the First Extend Term. The Initial Term, and any period that this Agreement shall continue following the Initial Term, shall be collectively referred to as the “Term.” This Agreement may be terminated at any time: (i) by either Party, if the other Party is in material breach of any obligation under this Agreement, which breach is continuing uncured for thirty (30) days following written notice thereof; (ii) by EWSD upon written notice to Whole Hemp, if the Farming Agreement terminates for any reason, or (iii) by either party, upon written notice to the other, if the activities under this Agreement shall be enjoined or be subject to materially adverse regulatory action.

3. WHOLE HEMP’S AGREEMENTS.

(a) Whole Hemp, at its sole cost, shall maintain in full force an insurance policy or policies with a company A-rated or better for protection against liability to the public as an incident to product grown by Whole Hemp. The limits of product liability under this insurance shall not be less $2,000,000.00. Whole Hemp agrees to name EWSD as additional insured.

(b) If requested by EWSD, Whole Hemp shall provide its packaging specified by EWSD or special Customer packaging. Pricing for custom packaging will be negotiated by the parties as appropriate. In all other cases, the Product will be packed in containers designated and chosen by Whole Hemp, using Whole Hemp’s or a third party’s label, using packaging supplies from packaging manufacturers of its choice, at Whole Hemp’s cost.

4. EWSD’S AGREEMENTS.

(a) EWSD will assist Customers in (i) determining the exact specifications for their Product and (ii) defining testing procedures to validate that the Product is in accordance with specifications. EWSD will order the Product from Whole Hemp consulting with the Whole Hemp staff to ascertain that the Product will meet the Customer’s specifications. EWSD will assist the Customer with product testing and product acceptance to ensure that the specific lot conforms to the required specifications.

(b) EWSD agrees to receive and market all of the Product, on a best efforts basis to obtain the highest possible price for the Product, provided that EWSD is not prevented from doing so by strikes, epidemic, lockouts, shortage of transportation facilities, governmental action or other acts beyond the control of EWSD.

(c) EWSD will purchase inventory of Product from Whole Hemp to fulfill Customer orders, at intervals mutually agreed to by the Parties after an initial inventory purchase. EWSD may require Whole Hemp to maintain the EWSD inventory in a segregated section of the Whole Hemp warehouse. EWSD will be invoiced and will pay for inventory on the earlier of 30 business days following EWSD’s receipt of the invoice, or 5 business days following EWSD’s

[*] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

receipt of payment of good funds from Customers. Alternatively, EWSD may maintain its own separate inventory in its own warehouse facility. Accordingly, EWSD will bear all market risk with respect to the Product and the full risk of loss or damage to the Product. Product will be shipped to EWSD or EWSD’s Customers FOB the Whole Hemp warehouse.

(d) EWSD shall have full control of the times when, the place where, the parties to whom, and the prices for which the Product shall be sold (subject to the Minimum Price), and means of transportation. As distributor of Whole Hemp, EWSD is hereby authorized by Whole Hemp to (i) make price adjustments, (ii) to grant allowances, and (iii) to take such other actions as may be reasonably necessary in order to consummate sales of Product.

(e) EWSD may employ the services of a broker, jobber, or other subcontractor and may consign or otherwise sell the Product or any part thereof, when in EWSD’ judgment the best interest of Whole Hemp will thereby be served.

(f) EWSD, at its sole cost, shall maintain in full force an insurance policy or policies with a company A-rated or better for protection against liability to the public as an incident to work performed by EWSD. The limits of product liability under this insurance shall not be less $2,000,000.00. EWSD agrees to name Whole Hemp as an additional insured.

5. SALE PROCEEDS. EWSD shall be accountable to Whole Hemp for the proceeds arising from the sale of the Product covered by this Agreement. EWSD is responsible for collecting payment for the Product and is liable to Whole Hemp for any failure to collect said sale proceeds. From the gross proceeds, EWSD shall have the right to deduct all compensation and expenses due EWSD as provided in this Agreement.

6. TRANSPORTATION AND SALES EXPENSES. The Product will be shipped to purchasers FOB Whole Hemp’s facilities. EWSD will be responsible for collecting shipping costs directly from purchasers.

7. REPORTING. EWSD shall provide Whole Hemp with a monthly report of its sales activities with respect to the Product, including, but not limited to, the price and quantity of the Product sold during the prior month, and an accounting of the costs incurred chargeable to Whole Hemp under this Agreement.

8. COMPENSATION. From the sale proceeds for any sales of Products by EWSD, EWSD will charge and collect a fee equal to [*] of the gross sales proceeds for Product sold under this Agreement. For example, if Product is sold at [*] per milligram, the compensation to EWSD will be [*] per milligram of Product (or [*] of the sales price). The computation of compensation to EWSD will not be [*] per milligram minus the [*] per milligram Minimum Price.

9. MISCELLANEOUS.

9.1 Entire Agreement. There are no oral agreements or representations between the parties not contained herein. This Agreement replaces all prior agreements addressing the subject matter hereof, including any amendments thereof. This Agreement may only be altered or changed by agreement in writing signed by the parties.

[*] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

9.2 Assignment. This agreement shall be binding on and inure to the benefit of the heirs, executors, administrators, successors and assigns of the signatories hereto. Notwithstanding the foregoing, neither Party shall have the right to assign this Agreement without the prior written consent of the other Party.

9.3 Dispute Resolution. If the parties are unable to resolve any dispute(s), brought to enforce the terms of this agreement, both parties agree to submit to binding arbitration in Denver, Colorado before the Judicial Arbitration and Mediation Service (JAMS). In any legal action or arbitration affecting or based upon the enforcement or interpretation of this Agreement or any of the rights derived under this Agreement, the successful party shall be entitled to receive, in addition to all other sums, reasonable attorneys’ fees and court costs. This Agreement shall be governed by the internal laws of the State of Colorado.

9.4 Notice. Any noticed required by this Agreement shall be deemed given forty- eight (48) hours after the posting thereof in the United States mail, first class, certified, postage prepaid, return receipt requested, properly addressed to the party to be served at the address of such party as follows or at the time of the personal service of such notice. Either party may change its address for notices by notice to the other party

Whole Hemp:	EWSD:

828 Wooten Road Colorado Springs, CO 80915 Attn: President	600 Wilshire Blvd Suite 1500 Los Angeles, CA 90017 Attn: President

9.5 No Partnership. It is understood, agreed and intended by the parties to this Agreement that in performing this Agreement the parties are each separately and independently carrying out their respective businesses, that this Agreement does not and shall not create or constitute a partnership or joint venture between them, and that each Party is and shall be an independent contractor.

9.6 Counterparts. This instruments may be executed in two or more counterparts, each of which shall be deemed original, but all of which taken together shall constitute one and the same instrument.

10. INDEMNIFICATION.

10.1 By EWSD. EWSD will be entirely and solely responsible for its actions and the actions of its agents, employees and subcontractors, if any, while providing services under this Agreement. EWSD shall indemnify and hold harmless Whole Hemp and its Customers against all claims, losses, liabilities, demands, suits, awards, and judgments, made or recovered by any person or agencies due to (i) the actions of EWSD or its employees, agents or subcontractors during the rendering of services under this Agreement or (ii) any breach of the terms of this Agreement by EWSD or its employees, agents or subcontractors.

10.2 By Whole Hemp. Whole Hemp shall indemnify and hold harmless EWSD and its Customers against all claims, losses, liabilities, demands, suits, awards, and

[*] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

judgments, made or recovered by any person or agencies due to (i) the actions of Whole Hemp or its employees, agents or subcontractors during performance of its obligations under this Agreement or (ii) any breach of the terms of this Agreement by Whole Hemp or its employees, agents or subcontractors.

In Witness Whereof, the parties have executed this Agreement on the date first herein above stated.

Whole Hemp Company, LLC:		EWSD I, LLC:

By:	/s/ Kashif Shan	By:	/s/ Jeffrey Goh

The undersigned accepts the substitution of EWSD in its place as a Party to this Agreement. Notis Global, Inc.:

By:	/s/ Jeffrey Goh

[*] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

EXHIBIT

EXCLUSIVE CUSTOMERS

None

[*] CERTAIN INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.